Exhibit 3.1
CERTIFICATE OF ELIMINATION
of
8.00% SERIES A CONVERTIBLE PREFERRED STOCK
of
R1 RCM INC.
__________________________________________________

Pursuant to Section 151(g) of the Delaware General Corporation Law
__________________________________________________

R1 RCM Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
FIRST: That pursuant to the authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Certificate of Incorporation of the Corporation, as amended and as effective as of the date hereof (the “Certificate of Incorporation”), the Board of Directors previously adopted resolutions designating, creating and authorizing the 8.00% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Convertible Preferred Stock”), of the Corporation subject to the Certificate of Designations of the 8.00% Series A Convertible Preferred Stock (as amended, the “Certificate of Designations”), as filed with the Secretary of State of the State of Delaware on February 12, 2016.
SECOND: That no shares of the Series A Convertible Preferred Stock are outstanding and that no shares of such stock will be issued subject to the Certificate of Designations previously filed with the Secretary of State of the State of Delaware.
THIRD: The Board of Directors duly adopted the following resolutions:
NOW, THEREFORE, BE IT:
RESOLVED, that no shares of the 8.00% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Convertible Preferred Stock”), of R1 RCM Inc. (the “Corporation”) are outstanding and that no shares of such stock will be issued subject to the certificate of designations previously filed with respect thereto (the “Certificate of Designations”).

FURTHER RESOLVED, that each of the Authorized Officers, individually, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and file with the Secretary of State of the State of Delaware a certificate of elimination pursuant to Section 151(g) of the General Corporation Law of the State of Delaware setting forth these resolutions, which, when effective, shall have the effect of eliminating from the Certificate of Incorporation of the Corporation all matters set forth in the Certificate of Designations with respect to the Series A Convertible Preferred Stock.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Corporation, has executed this Certificate of Elimination and does affirm the foregoing as true under the penalties of perjury on January 19, 2021.

RI RCM INC.

By:	/s/ Rachel Wilson
Name:	Rachel Wilson
Title:	Chief Financial Officer

[Signature Page to Certificate of Elimination]